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September 5, 2007

The MainStay Funds
51 Madison Avenue
New York, NY 10010

Re: Pre-Effective Amendment No. 2 to Registration Statement on Form N-14
    File Number: 333-145347

Ladies and Gentlemen:

We have acted as counsel for The MainStay Funds (the "Trust"), a trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts, in connection with the Trust's Registration Statement on Form N-14 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the transfer of all of the assets of the McMorgan Principal Preservation Fund, a series of McMorgan Funds, to MainStay Principal Preservation Fund, a series of the Trust, in exchange for the issuance of Class I shares of beneficial interest of the MainStay Principal Preservation Fund, par value $0.01 per share (the "Shares"), and the assumption of the McMorgan Principal Preservation Fund's stated liabilities by MainStay Principal Preservation Fund pursuant to the proposed reorganization as described in the Registration Statement and the form of Agreement and Plan of Reorganization (the "Agreement") by the Trust, on behalf of the MainStay Principal Preservation Fund, and McMorgan Funds, on behalf of the McMorgan Principal Preservation Fund, as filed with the Registration Statement.

In connection with the opinions set forth herein, you have provided to us originals, drafts, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things: a draft of the Registration Statement; a draft of the Agreement; the Amended and Restated Declaration of Trust of the Trust dated January 9, 1986, as amended; and the Amended and Restated By-Laws of the Trust dated December 31, 1994, as amended (the "By-Laws"). We have assumed that the By-Laws have been duly adopted by the Trustees. We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us, (iii) that any resolutions provided have been duly adopted by the Trustees, (iv) that the facts

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(DECHERT LLP LOGO)                                            The MainStay Funds
                                                              August 10, 2007
                                                              Page 2


contained in the instruments and certificates or statements of public officials, officers and representatives of the MainStay Principal Preservation Fund on which we have relied for the purposes of this opinion are true and correct, and
(v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise.

Based upon the foregoing, we are of the opinion that the Shares proposed to be sold pursuant to the Registration Statement, as made effective by the Securities and Exchange Commission, will have been validly authorized and, when issued in accordance with the terms of such Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally issued and will be fully paid and non-assessable by the Trust.

The opinions expressed herein are limited to the laws of the Commonwealth of Massachusetts and the federal securities laws of the United States. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. The opinions expressed herein are solely for your benefit and may not be relied on in any manner or for any purpose by any other person. We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the use of our name in the Trust's Registration Statement, unless and until we revoke such consent. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,


/s/ Dechert LLP